As filed with the Securities and Exchange Commission on September 2, 2003

Registration No. 333-102529

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

(Post-Effective Amendment No. 1)

Redline Performance Products, Inc.

(Name of Small Business Issuer in Its Charter)

Minnesota	3790	36-4335356

(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2510 Commerce Way Vista, California 92081 (760) 599-1003	Mark A. Payne, President 1120 Wayzata Boulevard East, Suite 200 Wayzata, MN 55391 (952) 345-2257

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Douglas M. Ramler, Esq. Larkin, Hoffman, Daly & Lindgren, Ltd 1500 Wells Fargo Plaza 7900 Xerxes Avenue South Minneapolis, Minnesota 55431 (952) 835-3800	Alan J. Schaeffer, Esq. McDermott, Will & Emery 600 Thirteenth Street, N.W. Washington, DC 20005 (202) 756-8000

SIGNATURES

Redline Performance Products, Inc.

DEREGISTRATION OF A PORTION OF UNSOLD SECURITIES

     The Registration Statement on Form SB-2, as amended, filed by Redline Performance Products, Inc. (the “Company”) and declared effective by the Securities and Exchange Commission (“SEC”) on May 14, 2003, offered a maximum of 2,555,557 shares of the Company’s $0.01 par value common stock at a price of $4.50 per share in an offering underwritten by GunnAllen Financial, Inc. The Company sold a total of 2,543,677 shares to investors in conjunction with the registered offering for an aggregate of $11,446,546.50.

     This Post-Effective Amendment No. 1 is being filed to deregister 11,800 shares of common stock of the Company representing the unsold portion of the shares offered by the Company.

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SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned in the City of Vista, State of California, on September 2, 2003.

REDLINE PERFORMANCE PRODUCTS, INC

By:	/s/ Kent H. Harle Kent H. Harle, Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Kent H. Harle Kent H. Harle	Director and Chief Executive Officer (Principal Executive Officer)	September 2, 2003

/s/ Mark A. Payne Mark A. Payne	Director, President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 2, 2003

* David G. Mell	Director

* Stanley R. Herman	Director

* Michael J. Degen	Director

Clyde Fessler	Director

Robert J. Korkowski	Director

/s/ Mark A. Payne * By Mark A. Payne, Attorney-in-Fact		September 2, 2003

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